Exhibit 10.98

ASSIGNMENT OF PARTNERSHIP INTEREST

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Triad Senior Living, Inc., a Texas corporation (“Seller”), for and in consideration of the payment of good and valuable consideration, as further described herein, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer, grant, bargain, sell, assign and deliver to Capital Senior Living Properties 5, Inc., a Delaware corporation (“CSLP5”), and its successors and assigns, (a) all of Seller’s direct and indirect right, title and interest in and to its limited partner interest in Triad Senior Living I, L.P., a Texas limited partnership (the “Partnership”), all as the same shall exist as of the date hereof (the “LP Interests”) and (b) all of Seller’s direct and indirect right, title and interest in and to its general partner interest in Triad Senior Living I, L.P., a Texas limited partnership, all as the same shall exist as of the date hereof (the “GP Interests” and with the LP Interests, collectively, the “Interests”). As further consideration for CSLP5’s purchase of the LP Interests, CSLP5 shall pay Seller $1.00, the receipt and sufficiency of which are hereby acknowledged, and CSLP5 shall assume all liability from Seller for any claim related to all principal and interest owed under that certain promissory note, as may have been amended, dated October 1, 2000 between Seller and an affiliate of CSLP5. As further consideration for CSLP5’s purchase of the GP Interests, CSLP5 shall pay Seller $1.00, the receipt and sufficiency of which are hereby acknowledged.

     TO HAVE AND TO HOLD, all and singular, the said Interests hereby conveyed, transferred, granted, bargained, sold and delivered to CSLP5 and its successors and assigns, to and for their own use and benefit forever.

     Seller, for itself, and its successors and assigns, further covenants and agrees that Seller and its successors and assigns shall do or cause to be done all such further acts and shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, any and all such further deeds, assignments, transfers and conveyances, powers of attorney and assurances as CSLP5, and its successors and assigns, may reasonably require (i) for the better assuring, assigning, transferring and conveying unto CSLP5 and its successors and assigns, all and singular, the Interests; (ii) to protect the right, title and interest of CSLP5 and its successors and assigns, in and to, and their enjoyment of, all and singular, the Interests as against third parties claiming by, through or under Seller, but not otherwise; and (iii) as may be appropriate otherwise to carry out the transactions contemplated hereby.

     Seller and CSLP5 agree that all Partnership income or losses shall be allocated to Seller according to the partnership agreement through November 30, 2004. In no event shall any Partnership income or losses be allocated to Seller after November 30, 2004. Seller shall have the right to review and approve, such approval not to be unreasonably withheld, all Partnership tax returns having or potentially having any adverse impact on Seller, at least ten days prior to their filing by CSLP5. All costs associated with the purchase and sale of the Interests and the filing of future Partnership tax returns shall be paid by CSLP5.

     CSLP5 hereby agrees to protect, defend, indemnify and hold Seller harmless from and against any and all claims, actions, losses, costs and expenses (including reasonable attorneys’ fees) associated with, stemming directly or indirectly from, or related in any way to, the Partnership or Partnership’s operations or assets, to the extent such claims, actions, losses, costs and expenses were made or incurred after November 30, 2004.

     This instrument shall be binding upon the parties hereto, and their successors and assigns, and shall inure to the benefit of the parties hereto, and their successors and assigns.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Texas, without giving effect to any conflict-of-laws rule or principle that might result in the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 30th day of November, 2004.

SELLER:

Triad Senior Living, Inc.,
a Texas corporation

By: /s/ Blake N. Fail
Name: Blake N. Fail
Title: President

CSLP5:

Capital Senior Living Properties 5, Inc.,
a Delaware corporation

By: /s/ David R. Brickman
Name: David R. Brickman
Title: VP